Fourth Quarter Equity Investor Presentation 2018

FARMER MAC Forward-Looking Statements In addition to historical information, this presentation includes forward- NO OFFER OR SOLICITATION OF SECURITIES looking statements that reflect management’s current expectations for This presentation does not constitute an offer to sell or a solicitation of Farmer Mac’s future financial results, business prospects, and business an offer to buy any Farmer Mac security. Farmer Mac securities are developments. Forward-looking statements include, without limitation, offered only in jurisdictions where permissible by offering documents any statement that may predict, forecast, indicate, or imply future available through qualified securities dealers. Any investor who is results, performance, or achievements. Management’s expectations for considering purchasing a Farmer Mac security should consult the Farmer Mac’s future necessarily involve assumptions, estimates, and applicable offering documents for the security and their own financial the evaluation of risks and uncertainties. Various factors or events, both and legal advisors for information about and analysis of the security, the known and unknown, could cause Farmer Mac’s actual results to differ risks associated with the security, and the suitability of the investment materially from the expectations as expressed or implied by the forward- for the investor’s particular circumstances. looking statements. Some of these factors are identified and discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended Copyright © 2019 by Farmer Mac. No part of this document may be December 31, 2018, filed with the U.S. Securities and Exchange duplicated, reproduced, distributed, or displayed in public in any manner Commission (“SEC”) on February 21, 2019. This report is also available or by any means without the written permission of Farmer Mac. on Farmer Mac’s website (www.farmermac.com). Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this presentation. Any forward-looking statements made in this presentation are current only as of December 31, 2018, except as otherwise indicated. Farmer Mac undertakes no obligation to release publicly the results of revisions to any such forward-looking statements that may be made to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC. The information in this presentation is not necessarily indicative of future results. 02

FARMER MAC Use of Non-GAAP Financial Measures This presentation is for general informational purposes only, is current Core earnings and core earnings per share also differ from net income only as of December 31, 2018, and should be read in conjunction with attributable to common stockholders and earnings per common share, Farmer Mac’s Annual Report on Form 10-K filed with the SEC on respectively, by excluding specified infrequent or unusual transactions February 21, 2019. In the accompanying analysis of its financial that Farmer Mac believes are not indicative of future operating results and information, Farmer Mac uses the following non-GAAP financial that may not reflect the trends and economic financial performance of measures: core earnings, core earnings per share, and net effective Farmer Mac's core business. spread. Farmer Mac uses these non-GAAP measures to measure Farmer Mac uses net effective spread to measure the net spread Farmer corporate economic performance and develop financial plans because, Mac earns between its interest-earning assets and the related net funding in management's view, they are useful alternative measures in costs of these assets. Net effective spread differs from net interest understanding Farmer Mac's economic performance, transaction income and net interest yield because it excludes: (1) the amortization of economics, and business trends. The non-GAAP financial measures premiums and discounts on assets consolidated at fair value that are that Farmer Mac uses may not be comparable to similarly labeled non- amortized as adjustments to yield in interest income over the contractual GAAP financial measures disclosed by other companies. Farmer Mac's or estimated remaining lives of the underlying assets; (2) interest income disclosure of these non-GAAP financial measures is intended to be and interest expense related to consolidated trusts with beneficial supplemental in nature and is not meant to be considered in isolation interests owned by third parties, which are presented on Farmer Mac's from, as a substitute for, or as more important than, the related financial consolidated balance sheets as “Loans held for investment in information prepared in accordance with GAAP. consolidated trusts, at amortized cost;” and (3) beginning January 1, Core earnings and core earnings per share principally differ from net 2018, the fair value changes of financial derivatives and the corresponding income attributable to common stockholders and earnings per assets and liabilities designated in a fair value hedge relationship. Net common share, respectively, by excluding the effects of fair value effective spread also principally differs from net interest income and net fluctuations. These fluctuations are not expected to have a cumulative interest yield because it includes: (1) the accrual of income and expense net impact on Farmer Mac's financial condition or results of operations related to the contractual amounts due on financial derivatives that are not reported in accordance with GAAP if the related financial instruments designated in hedge relationships; and (2) effective in fourth quarter 2017, are held to maturity, as is expected. the net effects of terminations or net settlements on financial derivatives. 03

FARMER MAC

Financing Rural America

Investment Highlights

Quality Assets	•90-Day delinquencies of only 0.37% •Cumulative lifetime losses of only 0.13%
Funding Advantage	•Issue at narrow, GSE spreads to U.S. Treasuries •E.g., 10-year U.S. Treasury +0.54%
Growth Prospects	•Ag productivity must double by 2050, creating significant **"demand pull"** •9% share of an ~$160 billion and growing ag mortgage market
Operational Efficiency	•Overhead / outstanding business volume ~20 bps •~$900,000 earnings per employee
Quality, Recurring Earnings	•99% of total revenues is recurring net effective spread and fees •Outstanding business volume CAGR of 10.8% (2000 to 2018)
Strong Returns, Responsible Growth	•Core earnings ROE ~17% throughout 2018 •~30% annual core earnings growth during 2018

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FARMER MAC A Mission-Driven, For-Profit Company Our Mission Farmer Mac initially chartered • Increase the availability and affordability of credit for 1987 by Congress as an instrumentality the benefit of American agricultural and rural of the United States communities Initial public offering Our Stakeholders First listed on NASDAQ • Farmers, ranchers and rural Americans 1988 (FAMCU & FAMCL) • Stockholders • Financial Institutions First major charter revision • Employees 1996 and expansion of authority • Congress (direct loan purchases) • Regulator First listed Our Corporate Social Responsibility 1999 on NYSE (AGM & AGM.A) • To help create sustainable, vibrant rural American communities • We achieve this by conducting our business Second major charter revision and expansion of authority – With absolute integrity 2008 (Rural Utilities) – By holding ourselves to high ethical standards – By promoting a diverse, respectful, and inclusive culture 05

FARMER MAC Executive Leadership Bradford T. Nordholm R. Dale Lynch John C. Covington President and Chief Executive Officer Executive Vice President – Chief Financial Executive Vice President – Chief Credit Officer and Treasurer Officer • 30+ years of experience in financial • 40+ years of experience in agricultural • 40+ years of agricultural and energy finance management, capital markets, business lending experience development, credit, and investor • Joined Farmer Mac in 2015 from Bank of the • Joined Farmer Mac in October 2018 from communications West, where he previously served as Starwood Energy Group, a leading private • Joined Farmer Mac in 2013 overseeing Managing Director for the Ag and Rural investment firm where he served as CEO financial management, corporate finance, Banking Division and later as Vice Chairman capital markets, ALM, investor relations, • Prior experience includes various • Prior experience includes CEO of US Central accounting, and financial reporting management positions within the Farm and management positions at National • Prior experience includes various Credit System and Rabobank Cooperative and within the Farm Credit management positions at Allied Capital, System Lehman Brothers, and Merrill Lynch EARNINGS CALL PRESENTATION 06

FARMER MAC

Financing Rural America®

Central to a Large Addressable Ag Mortgage Market [1] [2]


FARMER MAC
(FCS Secondary Market GSE)
$14.3 Billion
(9.0% Eligible Market Share) [3]
Loan Purchase
Wholesale Funding
Credit Protection
Farm Credit System (FCS)
(Cooperative GSE)
• Four FCS Banks
• 73 Retail Agricultural Credit Associations
$71 Billion
Mortgage Financing
Addressable Agriculture Mortgage Market
$159 Billion [3]
{Farmers & Ranchers}
Mortgage Financing
Non-FCS Ag Lenders
• Insurance Companies ($8 Billion)
• Ag Banks ($61 Billion)
• Non-Bank Lenders ($13 Billion)
$81 Billion
New Entrants
Financial Funds (own <1% U.S. Farmland)
(debt and equity strategies)

(1) Eligible ag real estate mortgage market structure shown here includes the forecast for outstanding unpaid principal balance of first lien ag mortgage assets as of December 31, 2017 reduced by forty percent to estimate the outstanding unpaid principal balance of loans that would not be eligible under Farmer Mac's lines of business.

(2) Source: FDIC Call Reports (ag banks), FCA Call Report Data, and Federal Reserve Board of Governors (insurance companies and Farm Service Agency portion of non-bank lenders) data as of December 2017. USDA, Economic Research Service forecast for remaining non-bank lenders for year-end 2017 on a prorated basis. All non-FCS and FCS data adjusted for estimates of eligibility under Farmer Mac's lines of business.

(3) Sum of FCS, non-FCS, and Farmer Mac first lien ag real estate mortgage assets does not add up to the total due to the nature of Farmer Mac's business model.

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FARMER MAC “Demand Pull” Provides Sustained Growth Opportunity(1) (2) 12.0 0.50 0.43 0.45 ARABLE LAND PER CAPITA 10.0 0.40 (hectare use in perperson) 8.0 0.35 0.30 6.0 0.25 0.18 (in billions) (in 0.20 4.0 0.15 WORLD POPULATION WORLD 2.0 0.10 3.0 9.8 0.05 0.0 0.00 1960 1970 1980 1990 2000 2010 2020 2030 2040 2050 World Population Arable Land per capita World population is expected to grow to 9.8 billion by 2050 • Arable land per person is expected to decline over 40% from 2005 to 2050 USDA projects a 75% increase in total production and consumption of major field crops in the same period • 43% increase in world population • Higher protein diets as incomes in developing countries increase Productivity would need to nearly double by 2050 to feed the world 08 (1) Source: USDA, Economic Research Service Global Drivers of Agricultural Demand and Supply, September 2014. (2) Source: Food and Agriculture Organization of the United Nations, “World Agriculture Towards 2030/2050,” June 2012.

FARMER MAC Strategically Targeted Growth Opportunities Farmer Mac’s management and Board have set strategic 5-year and 15-year market share goals • Specifically identified growth opportunities in order to reach these objectives • Growth opportunities include new products and new customers Specific Opportunities: Farm Credit System (FCS) New Entrants Non-FCS Ag Lenders • Significant loan • Wholesale funding products • Leverage a mortgage purchase/sale opportunities to debt and equity funds aggregator model • Project energy finance • Institutional mortgage loan • Extend penetration of purchase opportunities products to existing • Wholesale funding customers • Facilitate new debt fund counterparties • Explore new distribution channels (e.g. digital marketing) Approx. half the market; “Financialization of Significant new channel Largely unpenetrated by Agriculture” in its earliest and efficiency Farmer Mac stages; opportunities Significant upside 09

FARMER MAC Lines of Business and Products AS OF DECEMBER 31, 2018 Product Type Customers Lines of Business $ IN BILLIONS AND PERCENTAGE OF TOTAL VOLUME LOAN PURCHASES • Ag Banks F & R USDA RU IC Total • FCS Institutions $4.6 $2.5 $0.9 -- $8.0 • Insurance Companies 23% 13% 5% 41% • Rural Utilities Cooperatives WHOLESALE FINANCING • Ag Banks -- -- -- $8.4 $8.4 • Ag Investment Funds • AgVantage 43% 43% • Insurance Companies • Farm Equity AgVantage • Rural Utilities Cooperatives CREDIT PROTECTION • FCS Institutions $2.6 -- $0.7 -- $3.3 • Ag Banks • Long-term Standby Purchase 13% 3% 16% Commitments (LTSPCs)/ • Insurance Companies AMBS Guarantees • Ag Investment Funds • Rural Utilities Cooperatives Total $7.2 $2.5 $1.6 $8.4 $19.7 = Allowances and provisions recorded on these assets Note: Table may not sum to total due to rounding 10

FARMER MAC
Financing Rural America®

Attractive Credit-Risk Adjusted Returns

Lines of Business

FISCAL YEAR 2018

	Farm & Ranch[1]		USDA	Rural Utilities		Institutional Credit	Total
	Loan Purchase	Credit Protection		Loan Purchase	Credit Protection		
Assets ($ in billions)	$3.1	$4.2	$2.5	$0.9	$0.7	$8.4	$19.7
YOY Growth (%)	10%	2%	7%	(13)%	(19)%	6%	4%
Net Effective Spread (%)[2]	1.79%	--	0.85%	1.19%	--	0.80%	0.91%
Total Revenues ($ in millions)[2]	$53.1	$18.0	$18.9	$11.6	$1.7	$61.7	$171.9
Credit Risk-Weighted Assets (%)[3]	~65%	~55%	~0%	~40%	~45%	~3%	~25%
Credit Risk-Weighted Assets ($ in billions)[3]	$2.0	$2.3	$0	$0.4	$0.3	$0.3	$5.0
Risk-Adjusted Equity Allocation (@ 10%, $ in millions)[4]	$200	$229	$0	$38	$29	$25	$502
Credit Risk-Adjusted ROE (annualized)[5]	~30%	~10%	Undefined	~30%	~5%	~250%	~35%

(1) For the purposes of this chart, Farm & Ranch Loan Purchase assets include loans held on-balance sheet and Farm & Ranch Credit Protection assets include loans consolidated on-balance sheet held in trusts with beneficial interests owned by third party investors and loans underlying off-balance sheet LTSPCs and Farm & Ranch Guaranteed Securities.
(2) Total Revenue includes net effective spread and guarantee & commitment fees. Net effective spread is a non-GAAP measure. For more information on the use of non-GAAP measures, please see page 3. For a reconciliation of net effective spread to GAAP net interest income, please refer to page 24 of the Appendix.
(3) Approximate result is based on the application of the Advanced Internal Ratings-Based credit risk-weighting methodology presented by the Basel Committee on Banking Supervision for evaluating capital adequacy.
(4) Risk-Adjusted Equity Allocation of 10% approximates the capital requirements set forth under Farmer Mac's Board-approved policy on capital adequacy, which requires a Tier 1 capital ratio of at least 7% and a Tier 1 capital conservation buffer of greater than 2.5% of Farmer Mac's total risk weighted assets.
(5) Credit risk-adjusted ROE calculated by dividing Total Revenues into the Risk-Adjusted Equity Allocation.

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FARMER MAC Creating Value Across Market Environments Uniquely positioned to share in upside opportunity in strong markets Benefit from loss protection and increased relative demand in weaker markets Strong Market Weak Market Credit is healthy; transaction volumes Declining farm income, land values, and are high; and capital is plentiful credit quality; less access to capital Impacts on Farmer Mac: Impacts on Farmer Mac: – Benefit from higher industry volumes – Loss protection from unique diversified and healthy credit portfolio and conservative underwriting – Relative value of access to GSE capital – Greater relative value of access to GSE may be marginally lower capital – Lower credit costs, but spreads may be – Declining credit quality, although tighter spreads may be more favorable 12

FARMER MAC Growing, Recurring, High-Quality Earnings Outstanding Business Volume $20.0 $18.0 $16.0 5.5% CAGR $14.0 $12.0 $10.0 $8.0 $6.0 $ IN BILLIONS $ IN $4.0 $2.0 $15.9 $17.4 $19.0 $19.7 $0.0 2015 2016 2017 2018 Outstanding Business Volume Net Effective Spread & Core Earnings(1) 15.7% CAGR $160.0 6.5% CAGR $100.0 $140.0 $80.0 CORE EARNINGS $120.0 IN $ MILLIONS $100.0 $60.0 $80.0 $60.0 $40.0 $40.0 $ IN MILLIONS $ IN $20.0 $20.0 $119.4 $47.0 $123.1 $53.5 $141.3 $65.6 $151.2 $84.0 NET EFFECTIVE SPREAD EFFECTIVE NET $0.0 $0.0 2015 2016 2017 2018 Net Effective Spread Core Earnings (1) Core earnings and net effective spread are non-GAAP measures. For more information on the use of these non-GAAP measures, please see page 3. For a reconciliation of core earnings to GAAP net income attributable to common stockholders and a reconciliation of net effective spread to GAAP net interest income, please refer to pages 23-24 of the Appendix. 13

FARMER MAC Quality Earnings Drives Strong Dividends Increased Target Payout Ratio of Core Earnings to ~35% $0.80 $0.70 $0.70 $0.60 $0.58 $0.50 Initiated New Dividend Policy: Target ~30% Payout Ratio of Core Earnings $0.40 $0.36 $ PER SHARE $ PER $0.30 $0.26 $0.20 $0.16 $0.14 $0.12 $0.10 $0.10 $0.05 $0.00 2011 2012 2013 2014 2015 2016 2017 2018 2019 (1) Quarterly Dividend per Common Share (1) The dividend declared on February 19, 2019 is scheduled to be paid on March 29, 2019. 14

FARMER MAC Proven, Rigorous Underwriting Industry-leading Credits are less Losses less likely credit requirements likely to default even in default – Total debt coverage ratio – Focus on repayment – Average LTV of 45% as of at least 1.25x capacity through of December 31, 2018 stressed inputs – LTVs average 40% to – Land values need to 45% on mortgages – Not a “lender of last decline >55% to purchased resort” generate losses – Minimum borrower net – Farm Credit – “Stress scenario” losses equity of 50% Administration is a of 17% to 48% strong safety and soundness regulator – Scrutinize property – 1980s crisis saw land (1) access, access to water, value declines of ~23% etc. (1) Source: USDA, National Agricultural Statistics Service (as of August 2015). 15

FARMER MAC Credit Consistently Outperforms 90-Day Delinquencies 2.50% 2.37% 2.00% 2.09% 2.00% 1.63% 1.59% Farmer Mac Historical 1.63% Average 1.00% 1.50% 1.16% 1.35% 1.13% 1.23% 1.14% 1.08% 1.05% 1.25%1.21% 1.00% 0.75% 0.95% 0.90% 0.71% 0.60% 0.55% 0.93% 0.52% 0.80% 0.70% 0.50% 0.60% 0.55% 0.58% 0.55% 0.56% 0.41% 0.35% 0.34% 0.37% 0.21% 0.00% FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 Industry 90-Day Delinquencies(1) Farmer Mac 90-Day Delinquencies (Farm & Ranch Portfolio Only) (2) (1) Source: FDIC Call Report Data & Farm Credit Funding Corp Annual Information Statements – Non-accrual real estate loans and accruing loans that are 90 days or more past due made by commercial and Farm Credit System banks (as of March 2018). 16 (2) Delinquencies include loans held and loans underlying off-balance sheet Farm & Ranch Guaranteed Securities and LTSPCs that are 90 days or more past due, in foreclosure, or in bankruptcy with at least one missed payment, excluding loans performing under either their original loan terms or a court-approved bankruptcy plan.

FARMER MAC Industry-Leading Low Loss Rates Agricultural Lender Charge-off Rates 0.60% Banks Average 0.19% 0.50% Farm Credit System Average 0.11% 0.40% Farmer Mac ASSETS Average 0.02% 0.30% 0.20% OFFS AS % OF OF % AS OFFS - 0.10% CHARGE 0.00% 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 -0.10% Banks(1) Farm Credit System(2) Farmer Mac (3) (1) Source: Board of Governors of the Federal Reserve System charge-off rates - https://www.federalreserve.gov/releases/chargeoff/; Banks’ charge-off rate is a percentage of agricultural loan assets. (2) Source: Farm Credit Banks Funding Corporation Annual Information Statements; Farm Credit System’s charge-off rate is the percentage of total loans and guarantees. (3) Farmer Mac’s charge-off rate is the percentage of total loans and guarantees. 17

FARMER MAC Historical Credit Losses Ag Storage & Processing Crops Permanent Plantings Livestock Part-Time Farm / Rural Housing $12 $10 $8 $6 $ IN MILLIONS $ IN NET LOSS / (GAIN) / LOSS NET $4 $2 $0 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 -$2 & Prior BY YEAR OF ORIGINATION Farm & Ranch line of business has historical cumulative losses of 0.13%, or less than 1bp per year • Cumulative losses of $33 million on $25 billion of cumulative historical business volume Farmer Mac’s Rural Utilities, USDA Guarantees, and Institutional Credit lines of business have not had any credit losses to date 18

FARMER MAC Strong and Growing Equity Capital Base $800 25.0% $728 $657 $610 $183 20.0% $600 $564 $137 $143 $102 13.4% 15.0% 12.7% 12.6% $400 10.5% $ IN MILLIONS $ IN CORE CAPITAL CORE 10.0% TIER 1 CAPITAL RATIO (%) RATIO 1 CAPITAL TIER $200 5.0% $462 $467 $520 $545 $0 0.0% 2015 2016 2017 2018 Statutory Minimum Core Capital(1) Core Capital Amount Above Statutory Minimum Capital Tier 1 Capital Ratio (1) Statutory Minimum Core Capital defined as total stockholders’ equity less accumulated other comprehensive income. 19

Appendix

FARMER MAC

Financing Rural America

Key Company Metrics

($ in thousands, except per share amounts)	2018	2017	2016	2015
Core Earnings[1]	$84,047	$65,631	$53,481	$47,035
Core Earnings per Diluted Share[1]	$7.82	$6.08	$4.98	$4.16
Net Effective Spread ($)[1][2]	$151,195	$141,303	$123,072	$117,428
Net Effective Spread (%)[1][2]	0.91%	0.91%	0.84%	0.85%
Guarantee & Commitment Fees	$20,733	$20,350	$19,170	$17,155
Core Capital Above Statutory Minimum	$182,600	$136,800	$143,200	$102,400
Common Stock Dividends per Share	$2.32	$1.44	$1.04	$0.64
Outstanding Business Volume	$19,724,525	$19,007,311	$17,399,475	$15,898,820
90-Day Delinquencies – Farm & Ranch	0.37%	0.71%	0.34%	0.56%
Charge-Offs	$17	$327	$130	$3,772
Book Value per Share[3]	$49.01	$42.59	$38.42	$33.66
Core Earnings Return on Equity	17%	15%	13%	13%

[1] Core earnings, core earnings per share, and net effective spread are non-GAAP measures. For more information on the use of these non-GAAP measures, please see page 3. For a reconciliation of core earnings to GAAP net income attributable to common stockholders and core earnings per share to earnings per common share, and a reconciliation of net effective spread to GAAP net interest income, please refer to pages 23-24 of the Appendix.

[2] Periods prior to fourth quarter 2017 have been recast to reflect the revised methodology for calculating net effective spread that became effective in fourth quarter 2017, as further described on page 3.

[3] Book Value per Share excludes accumulated other comprehensive income.

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FARMER MAC Equity Capital Structure NYSE Dividend Shares Ticker Yield Outstanding CLASS A VOTING COMMON STOCK AGM.A 4.07%(1) 1.0 million • Ownership restricted to non-Farm Credit System financial institutions STOCK CLASS B VOTING COMMON STOCK -- -- 0.5 million • Ownership restricted to Farm Credit System institutions CLASS C NON-VOTING COMMON STOCK AGM 3.84%(1) 9.1 million • No ownership restrictions COMMON SERIES A NON-CUMULATIVE PREFERRED STOCK AGM.PR.A 5.875%(2) 2.4 million • Option to redeem at any time on or after January 17, 2018 • Redemption Value: $25 per share (2) STOCK SERIES B NON-CUMULATIVE PREFERRED STOCK AGM.PR.B 6.875% 3.0 million • Option to redeem at any time on or after April 17, 2019 • Redemption Value: $25 per share SERIES C FIXED-TO-FLOATING RATE NON-CUMULATIVE AGM.PR.C 6.000%(2) 3.0 million PREFERRED STOCK PREFERRED • Option to redeem at any time on or after July 18, 2024 • Redemption Value: $25 per share (1) Common stock dividend annualized divided by quarter-end closing price (2) Par value of annual dividend 22

FARMER MAC Reconciliation of Net Income to Core Earnings Core Earnings by Period Ended (in thousands) 2018 2017 2016 2015 Net income attributable to common stockholders $ 94,898 $ 71,300 $ 64,152 $ 47,371 Less reconciling items: Gains on undesignated financial derivatives due to fair value changes 7,959 10,218 8,585 1,859 Gains/(losses) on hedging activities due to fair value changes 4,449 (719) 5,043 9,065 Unrealized gains/(losses) on trading assets 81 (24) 1,460 1,220 Amortization of premiums/discounts and deferred gains on assets consolidated at fair value (461) (1,327) (849) (1,319) Net effects of terminations or net settlements on financial derivatives and hedging activities (1) 1,708 2,674 2,178 (699) Loss on retirement of Farmer Mac II LLC Preferred Stock (2) - - - (8,147) Re-measurement of net deferred tax asset due to enactment of new tax legislation - (1,365) - - Income tax effect related to reconciling items (2,885) (3,788) (5,746) (1,643) Sub-total 10,851 5,669 10,671 336 Core earnings $ 84,047 $ 65,631 $ 53,481 $ 47,035 (1) Periods prior to 2017 have been recast to reflect the revised methodology for calculating net effective spread that became effective in fourth quarter 2017, as further described on page 3. (2) Relates to the write-off of deferred issuance costs as a result of the retirement of Farmer Mac II LLC Preferred Stock. 23

FARMER MAC Reconciliation of Net Interest Income to Net Effective Spread For the Year Ended December 31, 2018 2017 2016 2015 $ in thousands Dollars Yield Dollars Yield Dollars Yield Dollars Yield Net interest income/yield $ 174,436 0.96% $ 157,647 0.94% $ 140,274 0.90% $ 125,807 0.88% Net effects of consolidated trusts (6,757) 0.04% (6,236) 0.04% $ (4,302) 0.03% $ (3,078) 0.01% Expense related to undesignated financial derivatives (11,685) -0.07% (10,261) -0.07% (11,480) -0.07% (5,649) -0.04% Amortization of premiums/discounts on assets consolidated at fair value 417 0.01% 1,191 0.01% 610 0.00% 2,300 0.02% Amortization of losses due to terminations or net settlements on financial derivatives and hedging activities (275) 0.00% (1,038) -0.01% (2,030) -0.02% (1,952) -0.02% Fair Value Changes on fair value hedge relationships (4,941) -0.03% 0 0.00% 0 0.00% 0 0.00% Net Effective Spread $ 151,195 0.91% $ 141,303 0.91% $ 123,072 0.84% $ 117,428 0.85% APPENDIX 24

FARMER MAC

Financing Rural America

Core Earnings by Business Segment

For Year Ended December 31, 2018 ($ in thousands)	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments	Consolidated Net Income
	Core Earnings by Business Segment						
Net interest income	$ 62,951	$ 20,554	$ 12,505	$ 69,321	$ 9,105	$ -	$ 174,436
Less: reconciling items (1) (2) (3)	(9,889)	(2,499)	(922)	(7,884)	(2,047)	23,241	-
Net effective spread	53,062	18,055	11,583	61,437	7,058	23,241	174,436
Guarantee and commitment fees (2)	17,976	797	1,599	360	-	(6,756)	13,976
Other income/(expense) (3)	1,371	20	33	-	(913)	(2,747)	(2,236)
Non-interest income/(loss)	19,347	817	1,632	360	(913)	(9,503)	11,740
Provision for loan losses	(238)	-	-	-	-	-	(238)
Release of reserve for losses	(97)	-	-	-	-	-	(97)
Other non-interest expense	(19,026)	(5,309)	(3,062)	(8,011)	(14,411)	-	(49,819)
Non-interest expense (4)	(19,123)	(5,309)	(3,062)	(8,011)	(14,411)	-	(49,916)
Core earnings before income taxes	53,048	13,563	10,153	53,786	(8,266)	13,738 (5)	136,022
Income tax (expense)/benefit	(11,140)	(2,848)	(2,133)	(11,295)	2,361	(2,887)	(27,942)
Core earnings before preferred stock dividends and attrbution of income to non-controlling interest	41,908	10,715	8,020	42,491	(5,905)	10,851 (5)	108,080
Preferred stock dividends	-	-	-	-	(13,182)	-	(13,182)
Segement core earnings/(losses)	$ 41,908	$ 10,715	$ 8,020	$ 42,491	$ (19,087)	$ 10,851 (5)	$ 94,898
Total assets at carrying value	$ 4,701,736	$ 2,240,906	$ 945,282	$ 8,089,410	$ 2,716,994	$ -	$ 18,694,328
Total on- and off-balance sheet program assets at principal balance	$ 7,233,972	$ 2,515,620	$ 1,592,115	$ 8,382,817	$ -	$ -	$ 19,724,524

(1) Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in net interest income, to reflect core earnings amounts.

(2) Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

(3) Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains/(losses) on financial derivatives and hedging activities" on the consolidated financials statements, to determine the effective funding cost for each operating segment.

(4) Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.

(5) Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends and attribution of income to non-controlling interest reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

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